SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  December 19, 2002
                                                  ------------------------------


                      INTEGRATED INFORMATION SYSTEMS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       29947                    86-0624332
          --------                       -----                    ----------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                 1480 South Hohokam Drive, Tempe, Arizona 85281
     ----------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip code)




Registrant's telephone number, including area code  (480) 317-8000
                                                   ---------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

           Pursuant to a Certificate of Amendment to Certificate of Incorporation of Integrated Information Systems, Inc. (the "Company") filed with the Secretary of State of the State of Delaware on December 20, 2002, effective as of 12:01 a.m. on December 30, 2002 (the "Effective Time"), the Company effected a one-for-five reverse stock split of the Company's common stock issued and outstanding immediately prior to the Effective Time ("Old Common Stock"). The reverse stock split also affects options, warrants and other securities convertible into or exchangeable for shares of the Company's common stock that were issued and outstanding at the Effective Time. No fractional shares will be issued in connection with the reverse stock split. A holder of a certificate representing shares of Old Common Stock at the Effective Time who would otherwise be entitled to receive a fraction of a share of the Company's common stock will, instead, be entitled to receive a full share of common stock.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit
Number        Description
------        -----------
3.1           Certificate of Amendment to Certificate of Incorporation


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTEGRATED INFORMATION SYSTEMS, INC.



Date: December 27, 2002           By: /s/ James G. Garvey, Jr.
                                      ------------------------------------------
                                      James G. Garvey, Jr.
                                      Chairman, Chief Executive Officer
                                      and President


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